Exhibit 4(o)

                   AUTOMATIC/NON-EMPLOYEE DIRECTOR GRANT
                   NON-QUALIFIED STOCK OPTION AGREEMENT


     AGREEMENT made as of the          day of              , 19
, by and between AMDAHL CORPORATION, a Delaware corporation
(here- in-after called "Corporation"), and
(hereinafter called "Optionee").

     WITNESSETH:

RECITALS
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     A.  Optionee is a non-employee member of the Corporation's
Board of Directors (the "Board") who is entitled to receive an option to acquire shares of the Corporation's common stock pursuant to the automatic option grant program implemented for non-employee Board members under the provisions of the Corporation's Stock Option Plan (1974) (the "Plan"). This Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic option grant made to such Optionee thereunder.

     B. The granted option is not intended to be an incentive stock option ("Incentive Option") within the meaning of Section
422A of the Internal Revenue Code.

NOW, THEREFORE, it is hereby agreed as follows:

     1.   GRANT OF OPTION.    Subject to and upon the terms and
          ---------------
conditions set forth in this Agreement, Corporation hereby grants to Optionee, as of the date of this Agreement (the "Grant Date"), a stock option to purchase in the aggregate up to shares of the Corporation's common stock (which shares are hereinafter called the "Option Shares") during the specified term of this option. The option price payable per share of such common stock shall be
$   ,  the fair market value per share of the common stock on the
Grant
Date.

     2.   SPECIFIED TERM.     The term of this option shall be
          --------------
the period commencing on the Grant Date and, subject to the earlier termination pursuant to the provisions of paragraphs 6 and 8(b) hereof, ending three (3) months after the date of the Optionee's cessation of Board membership for any reason whatsoever. In no event, however, shall the term of this option continue beyond the expiration of the ten (10)-year period measured from the Grant
Date of this option, and this option shall be of no further force and effect and shall not be exercisable to any extent after the expiration of such ten (10)-year period.



     3.   NON-TRANSFERABILITY.     This option shall not be
          -------------------
transferable or assignable by Optionee otherwise than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

     4.   DATES OF EXERCISE.  Subject to the provisions of para-
          -----------------
graphs 8(a) and 8(d), Optionee shall have no right to purchase any Option Shares prior to the expiration of the twelve
(12)-month period measured from the Grant Date. Upon the expiration of such twelve (12)-month period, the Optionee may, within the specified term of this option and pursuant to the provisions of this Agreement, purchase the Option Shares in accordance with the following schedule:

          (i) Fifty percent (50%) of the Option Shares at any time after the expiration of such twelve (12)-month period; and

          (ii) The balance of the Option Shares at any time after the expiration of the twenty-four (24)-month period measured from the Grant Date.

               In no event, however, shall this option become exercisable for any Option Shares following the date the Optionee ceases for any reason to be a member of the Board.

               Optionee may from time to time during the specified term of this option purchase any or all of the Option
Shares for which this option is at the time exercisable in accordance with the provisions of this Agreement.

     5.   EXERCISE OF OPTION UPON CESSATION OF BOARD MEMBERSHIP.
          -----------------------------------------------------
Should Optionee cease for any reason other than death to continue as a member of the Board, then all rights under this option shall terminate, and this option shall cease to be outstanding, three
(3) months after the date of such cessation of Board membership. During such three (3)-month period, the Optionee shall be entitled to exercise this option for up to that number of Option Shares (if any) for which this option is at the time of the Optionee's cessa- tion of Board membership exercisable pursuant to the provisions of this Agreement. In no event, however, may this option be exercised at any time after the expiration of the maximum ten (10)-year term in effect for such option.

     6.   EXERCISE OF OPTION AFTER OPTIONEE'S DEATH.   Should
          -----------------------------------------
Optionee die while this option is outstanding, then the personal representative of the Optionee's estate or the person or persons to whom the Option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise this option for any or all of the Option Shares for which this option is, in accordance with the provisions of this Agreement, exercisable at the time of the Optionee's death. Such right shall cease to be exercisable, and this option shall accordingly terminate, upon the earlier of (i) the expiration of the one (1)-year period measured from the date of Optionee's death or (ii) the expiration of the ten (10)-year maximum term in effect for this option.

     7.   ADJUSTMENT IN OPTION SHARES.
          ---------------------------

          (a) In the event of any increase or decrease in the number of outstanding shares of the Corporation's common stock resulting from a recapitalization, common stock dividend, common stock split, combination of the Corporation's outstanding shares or any other increase or decrease in the number of shares of the Corporation's common stock effected without receipt of consid-eration, the number of Option Shares then subject to this option and the option price per share shall be proportionately adjusted for such increase or decrease, without any change in the aggregate purchase price payable for the Option Shares.

          (b) If the Corporation shall be the surviving cor-poration in any merger or consolidation, this option shall pertain and apply to the securities which an actual holder of the number of shares of common stock at the time subject to this option would have been entitled to receive in consummation of such transaction, and there shall accordingly be substituted with respect to the Option Shares then subject to this option a new option upon the same terms as set forth in this Agreement except for necessary changes in the number, kind or price of such Option Shares as may be necessitated by such merger or consolidation, with the result that Optionee shall, upon exercise, receive under such new option the same shares or securities as he would have received pursuant to such merger or consolidation with respect to such Option Shares had he purchased such Option Shares under this Agreement immediately prior to such merger or consolidation.

     8.   CORPORATE TRANSACTION.
          ---------------------

          (a)  In the event of any of the following transactions
(a  "Corporate Transaction"):

          (i)  a dissolution or liquidation of the Corporation;
or

          (ii)  a merger or consolidation in which the
Corporation is not the surviving corporation, other than a merger or consoli- dation effected primarily to change the State in which the Corporation is incorporated; then the exercisability of this option shall automatically be accelerated so that the option may, immed- iately prior to the specified effective date for the Corporate Transaction, be exercised for any or all of the Option Shares.

          (b)  Upon the consummation of the Corporate
Transaction, this option to the extent not previously exercised shall terminate and cease to be exercisable, unless assumed by the successor cor- poration or parent thereof.

          (c) This Agreement shall not in any way affect the right of the Corporation to make changes in its capital structure, to merge, consolidate or enter into any other business combination or reorganization or to dissolve, liquidate or sell all or any part of its business or assets.

     9.   PRIVILEGE OF STOCK OWNERSHIP. Optionee shall not have
          ----------------------------
any stockholder rights with respect to the Option Shares except to the extent that this option is exercised for such shares and certificates have been issued for the purchased shares.

     10.  MANNER OF EXERCISING OPTION.
          ---------------------------

          (a) In order to exercise this option with respect to any or all Option Shares for which this option is at the time exercis- able, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following action:

          (i) Provide the Secretary of the Corporation with written notice of such exercise, specifying the number of Option
Shares for which the option is being exercised.

          (ii) Pay the aggregate option price for the purchased Option Shares in one or more of the following alternative forms:
(A) cash or cash equivalent, such as a personal or certified check payable to the Corporation's order; (B) shares of the Corporation's common stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date (as such terms are defined below); or (C) a combination of shares of the Corporation's common stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or cash equivalent.

          (iii) Include appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

          (b) For purposes of paragraph 10(a) above and for all other valuation purposes under this Agreement, unless expressly provided otherwise, the Fair Market Value per share of the Corporation's common stock on any date in question shall be the mean of the lowest and highest selling prices per share of the common stock on such date on the principal exchange on which the common stock is then listed or admitted to trading, as such prices are officially quoted by the composite tape of transactions on such exchange. If there are no reported selling prices of the common stock on the date in question, then the Fair Market Value per share of the common stock shall be the mean of the lowest and highest selling prices per share of the common stock on the first preceding date for which such quotations exist. The Exercise Date shall be the first date on which there is delivered to the Secretary of the Corporation both written notice of the exercise of this option and payment of the option price for the purchased shares.

          (c) As soon after the Exercise Date as practical, the Corporation shall mail or deliver to the Optionee (or any other person or persons exercising this option) a certificate or certificates representing the shares purchased and paid for on such Exercise Date.

     11.  SURRENDER OF OPTION.     Optionee is hereby granted a
          -------------------
limited stock appreciation right, exercisable upon the terms and conditions set forth below:

          (a) Upon the occurrence of a Change in Control, the Optionee shall have the right to surrender this option, provided this option shall have been outstanding for a period of not less than six (6) months measured from the Grant Date, and receive in return an appreciation distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (at date of surrender) of the Option Shares at the time subject to this option, or (ii) the aggregate option price payable for such shares.

          (b) For purposes of measuring the dollar amount of the appreciation distribution payable with respect to the surrendered option, the Fair Market Value of the Option Shares subject to the surrendered option shall be the greater of (i) the Fair Market Value per share of the Corporation's common stock on the surrender date, as determined pursuant to the normal valuation provisions of paragraph 10(b), or (ii) the highest reported price per share of the Corporation's common stock paid by the tender offeror in effecting the Change in Control.

          (c) This limited stock appreciation right may only be exercised upon written notice to the Secretary of the Corporation in which there is specified the number of Option Shares as to which the option is being surrendered. Such notice must be accompanied by the return of this Agreement and all other instruments evidenc- ing the surrendered option. The exercise period for this limited stock appreciation right shall be limited to the thirty (30)-day period commencing with the date on which the Change in Control, and this right may be in no event exercised after the expiration of such period.

          (d) Optionee shall have no further rights to acquire shares of the Corporation's common stock under the surrendered option (or surrendered portion thereof), and the appreciation distribution to which Optionee shall accordingly become entitled shall be made entirely in cash. No approval of the Board shall be required in connection with such option surrender or cash distribution.

          (e) In no event may this limited stock appreciation right be exercised when there is not a positive spread between the Fair Market Value of the Option Shares and the aggregate option price payable for such shares. This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or trans-ferred by the Optionee.

     12.  COMPLIANCE WITH LAWS AND REGULATION.
          -----------------------------------

          (a) The exercise of this option and the issuance of Option Shares upon the exercise of this option shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Corporation's common stock may be listed at the time of such exercise and issuance.

          (b) Prior to exercise of the option hereunder, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of federal and state securities laws.

     13.  NOTICES.  Any notice required to be given to the
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Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Secretary of the Corporation at the Corporate Offices at 1250 East Arques Avenue, Sunnyvale, California 94088-3470. Any notice to be given to the Optionee shall be in writing and addressed to him at the address indicated below his signature line in this Agreement. Any such notice shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, and properly addressed to the party to be notified.

     14.  SUCCESSORS AND ASSIGNS.  Except as otherwise expressly
          ----------------------
set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the administrators, heirs, legal representatives and assigns of the Optionee and of the Corporation.

     15.  INTERPRETATION OF THIS AGREEMENT.  This Agreement and
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the option evidenced hereby are made and granted pursuant to the atuo- matic grant provisions in effect under the Plan for non-employee Board members and are in all respects limited by and subject to the express provisions of the Plan applicable to such automatic grants.

     16.  LIABILITY OF CORPORATION.     The inability of the
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Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any common stock hereunder shall relieve the Corporation of any liability with respect to the non-issuance or sale of such common stock as to which approval shall not have been obtained.

     IN WITNESS WHEREOF, Amdahl Corporation has caused this Agreement to be duly executed in duplicate by its officer thereunto duly authorized, and the Optionee has duly executed this Agreement in duplicate, all as of the day and year first above written.

                                   AMDAHL CORPORATION



                                   By:


                                   Patricia A. Boepple
                                   Assistant Corporate Secretary




                                   Optionee:


                                   Address: